Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of (i) debt securities, (ii) contingent capital securities and (iii) ordinary shares, in each case which may be offered and sold by Barclays (collectively, “Securities”). Such Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Group General Counsel, one of the Acting Group General Counsels, or the Company Secretary of Barclays, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall continue in full force and effect for a period of three (3) years from the date hereof and may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

This Power of Attorney shall be governed and construed in accordance with the laws of the State of New York without giving effect to its conflict of laws provisions.

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Date: February 8, 2024	By:	/s/ Nigel Higgins
Nigel Higgins
Group Chairman

Date: February 8, 2024	By:	/s/ C.S. Venkatakrishnan
C.S. Venkatakrishnan
Group Chief Executive
(Principal Executive Officer) and Executive Director

Date: February 8, 2024	By:	/s/ Anna Cross
Anna Cross
Group Finance Director
(Principal Financing Officer and Principal Accounting Officer) and Executive Director

Date: , 2024	By:
Timothy Breedon CBE
Non-executive Director

Date: February 8, 2024	By:	/s/ Robert Berry
Robert Berry
Non-executive Director

Date: February 8, 2024	By:	/s/ Mohamed A. El-Erian
Mohamed A. El-Erian
Non-executive Director

Date: February 8, 2024	By:	/s/ Dawn Fitzpatrick
Dawn Fitzpatrick
Non-executive Director

Date: February 8, 2024	By:	/s/ Mary Francis CBE
Mary Francis CBE
Non-executive Director

Date: February 8, 2024	By:	/s/ Sir John Kingman
Sir John Kingman
Non-executive Director

Date: February 8, 2024	By:	/s/ Marc Moses
Marc Moses
Non-executive Director

Date: February 8, 2024	By:	/s/ Dr. Brian Gilvary
Dr. Brian Gilvary
Senior Independent Director

Date: , 2024	By:
Diane Schueneman
Non-executive Director

Date: February 8, 2024	By:	/s/ Julia Wilson
Julia Wilson
Non-executive Director

[Signature page of Power of Attorney]